                                                                   EXHIBIT 10.19

                             DISTRIBUTION AGREEMENT



THIS DISTRIBUTION AGREEMENT is entered into this 29th day of September 1995 by and between BRILLIANT INTERACTIVE IDEAS PTY LTD and Australian Company (BII) and OCEAN OF AMERICA INC., a California company (OCEAN).

WHEREAS OCEAN is in the business of publishing and distributing computer software in the USA and world-wide. And BII is in the business of developing interactive multimedia software products. OCEAN is desirous of having BII develop various software products for publishing and distribution.

NOW THEREFORE THE PARTIES do agree as follows:

1. BII shall develop a range of CD-ROM software titles for OCEAN hereinafter referred to as the "Products" (as attached hereto on Attachment A).

2(a). The Products shall be delivered in object code in a form compatible with IBM PC running under Windows V3.x, as well as Macintosh from Apple Computer, and shall be reasonably fit for the purposes intended. BII shall ensure to the best of our ability that the Products are compatible with Windows 95 within a reasonable time frame of the release of Windows 95 into the market, such time frame to be agreed to jointly between OCEAN and BII.

2(b). BII agrees to rectify all software bugs which are defined as programming errors in the Products, reported by OCEAN within a reasonable time frame commensurate with the nature of the software bug.

3. BII grants to OCEAN the right to reproduce, publish, distribute and display the Products in North America and Europe, including the United Kingdom. OCEAN shall not be entitled to make any alterations to the object code of the Products without the written consent of BII.

4(i). The rights to publish as granted in clause 3 above are the exclusive retail rights for the territories named in 3 above and shall not conflict with any other rights granted by BII.

4(ii). BII further grants to OCEAN OEM and bundle rights to the Products for the territory of North America and Europe including the United Kingdom. These rights are independent of the other rights as granted above.

4(iii). BII reserves the right to enter into OEM and bundle deals for the Products in the territory of North America and Europe including the United Kingdom on the Apple Macintosh computer and Apple Macintosh compatible computers. BII agrees to pay OCEAN CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION % of the revenue generated from such OEM and bundle agreements on a quarterly basis (March, June, September and December) within 45 days from the end of the quarter.

5(i). OCEAN shall pay to BII a royalty of CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION % of the Net Revenue received by OCEAN for each Product sold under clause 3 and 4(i) above and CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION % of the Net Revenue received by Ocean for each Product sold under clause 4(ii) above. Net Revenue is defined as gross revenue actually received by OCEAN from the sale of Products less cash and credit returns, warranty replacements, bad debts written off as unrecoverable, sales tax or VAT and freight charges to OCEAN'S customers for shipment of Products. No royalty shall be due on Products distributed at no charge to distributors, sub distributors, dealers or others for promotional or evaluation purposes.

5(ii). OCEAN shall pay to BII the royalties due under clause 5(i) above, each calendar quarter (March, June, September and December) within 45 days after the end of each calendar quarter. Such royalty payments are subject to the advances as contained in clause 6 below.

5(iii). Ocean shall provide BII a quarterly sales and royalty report, certified as correct by an authorized officer of OCEAN (the Certified Sales and Royalty Report) when remitting the royalty payments as detailed in clause 5(ii) above. Where royalties payable are offset against advances then the Certified Sales and Royalty report shall still be provided to BII within 45 days from the end of the calendar quarter.

5(iv). OCEAN shall be entitled to withhold from all royalty payments, excluding the advance as contained in clause 6 below, sums otherwise payable hereunder, a returns reserve, against anticipated returns of Products sold, which reserve shall not exceed CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION percent CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION %) of all amounts due hereunder for the two most recent calendar quarters, without adjustment for reserve, and which reserve shall be reviewed quarterly in light of the actual returns of the preceding two

          (2) quarters. The excess (short-fall), if any, of such reserve balance at the time of such quarterly review over (under) the actual aggregate amount of returns for such period shall be credited to (debited against) the next royalty payment due to BII.

6. OCEAN shall pay to BII a sum of USD CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION being a non-refundable development advance to be recouped against royalties due to BII, for each Product sold under clause 5 above. The advance shall be payable as follows:

          (a) USD CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION on CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION;

          (b) USD CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION on CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION;

          (c) USD CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION on CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION;

          (d) USD CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION on CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION;

          (e) USD CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION on CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION;

          (f) USD CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION on CONFIDENTIAL INFORMATION OMITTED AND

                 FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

7. OCEAN guarantees to release the Products to retailers no later than October 31, 1995 (Retail Marketing Date) for the Products to be delivered under clause 8 (a) below and November 30, 1995 for the Products to be delivered under clause 8 (b) below, subject to the Products being delivered on time. Any delay in receipt of the Products shall automatically result in a corresponding delay in the Retail Marketing Date, subject to any force majeure.

8.        BII shall deliver the finished Products to OCEAN as follows:

          (a) CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION Products no later than CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION;

          (b) CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION Products no later than CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

          Any delay in the delivery date of the finished Product shall cause a corresponding delay in the Retail Marketing Date. In the event that OCEAN requests any changes to the Products where such changes are an enhancement to the Product and not rectification of software bugs, then these shall be at the expense of OCEAN and shall be treated as a further advance against royalties and shall be recoupable against retail product sales.

9. OCEAN shall use it's best commercially reasonable endeavors to promote and expand the sale of the Products in all parts of North America and Europe and in all sectors of the market on the maximum possible scale by all reasonable means.

10. OCEAN shall keep complete and accurate records regarding the production, replication and distribution of the Products and shall upon 10 days notice from BII allow BII or it's agent to inspect all of these records and other related documents during normal working hours. In the event of any discrepancies being noted OCEAN agrees to pay BII within 10 days all additional moneys owing and where the discrepancy exceeds CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION % of the amount that is due to BII Ocean agrees to pay all costs incurred by BII in conducting the inspection of OCEAN's records. BII's ability to conduct the above mentioned inspection is restricted to once every year and on termination of this Agreement for any reason whatsoever.

11. BII may terminate this Agreement immediately upon giving written notice to OCEAN if:

          (a) OCEAN falls to make any payment when due or otherwise breaches this Agreement and has not rectified such breach within CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION of notice from BII; or

          (b) OCEAN dissolves, liquidates or if bankruptcy, insolvency, winding up or reorganization procedures are commenced by OCEAN or are brought against OCEAN and such proceedings are not set aside within CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION of their commencement.

12.       If this Agreement is terminated for any reason, OCEAN shall:

          (a)    immediately return all masters of the Products to BII; and

          (b) have the right to sell its existing stocks of the Products for a period of CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION) CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION from the date the Agreement is terminated subject to payment to BII of all royalties due under this agreement.

13. BII shall be responsible for any and all other royalties due on the Products to third parties including music royalties, animation royalties and licensing royalties.

14. BII provides no warranty as to names being used including the name Brilliant Interactive Ideas in the territories in which OCEAN distributes. In the event a name change is needed for legal reasons then the parties shall consult as to the new name and BII shall make the necessary changes with the cost of any requisite name changes being split evenly and any moneys paid by OCEAN shall be treated as an advance against retail sales royalties. BII warrants that it is not aware of any contraventions caused by the names that are used.

          In the event that OCEAN believes, in any country within the territory, that the copyrights on the Products should be on the Products should be registered or that the trademarks used in the Products should be registered, BII shall promptly obtain (and maintain throughout the term) at BII's expense, such copyrights or trademarks in such country. If within CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION of such request, BII has not provided OCEAN with written proof that the applications for such registrations have been made OCEAN shall be entitled to file such applications in such countries in BII's name and at BII's expense.

15(i). The names used are the property of BII and OCEAN shall have no claim to these or any other names being used.

          BII retains any and all of the copyrights contained in the Products and OCEAN shall have no rights in the copyrights or other intellectual rights contained in the Products. All Products shipped shall reflect the appropriate copyrights which shall be provided to OCEAN simultaneously with the masters. Any press release or advertisement for the Products shall reference BII as the developer and shall contain the appropriate copyright notices as provided. Ocean shall be entitled to commence.

15(ii). BII hereby authorizes OCEAN to take any and all action that OCEAN deems necessary to protect and enforce BII's copyright in the products. Where as a result of such action by OCEAN damages are awarded then OCEAN shall be entitled to recover from the damages all costs incurred as a result of the action and any residual amount remaining shall be split equally between OCEAN and BII.

16.       Left Blank

17. BII represents and warrants that the Products, as delivered to OCEAN, will not infringe the patent, copyright, trademark, trade secret or other proprietary or privacy rights of any third party. Each party shall fully indemnify the other (and its affiliates, shareholders, directors, officers, employees and agents) against all losses, costs, charges and expenses arising from such party's negligence in connection with this Agreement.

18. Each party shall treat as confidential all information of a confidential nature of the other party which comes into its possession under this Agreement.

19. The term of this Agreement shall be for a period of CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION) years from the date of signing of this Agreement with OCEAN being granted an option to renew the Agreement for a further CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION) year period provided that the total royalty payments paid to BII under clause 5 above exceeds US$ CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION at the end of the first CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION) years. In the event that the option to renew is not exercised by OCEAN then all rights shall revert back to BII.

20. This Agreement shall be governed by the laws of the State of California.

By their signatures below the parties agree to be bound by the terms of this Agreement.



/s/ Ray Musci                           /s/ Mark Miller
__________________________              ---------------------------------
Ocean of America, Inc.                  Brilliant Interactive Ideas Pty Ltd

                                  ATTACHMENT A


The Products are:

A. CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

B. CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

C. CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION